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                                  Exhibit (11)


                          NAPCO SECURITY SYSTEMS, INC.

                 COMPUTATION OF EARNINGS PER SHARE (unaudited)



                                                              Nine Months Ended
                                                                   March 31,
                                                      ---------------     --------------
                                                           1995                1994
                                                      ---------------     --------------
                                                          (in thousands, except per
                                                                 share data)
Average Shares Outstanding                                      4,368              4,367
Add: Common Stock Equivalents                                      59
                                                      ---------------     --------------
Weighted Average Shares Outstanding                             4,427              4,367
                                                      ===============     ==============

Net Income                                            $           108     $          981
                                                      ===============     ==============

Earnings Per Share                                    $          0.02     $         0.22
                                                      ===============     ==============



                                                              Three Months Ended
                                                                   March 31,
                                                      ---------------     --------------
                                                           1995                1994
                                                      ---------------     --------------
                                                          (in thousands, except per
                                                                 share data)

Average Shares Outstanding                                      4,368              4,367
Add: Common Stock Equivalents                                      56
                                                      ---------------     --------------
Weighted Average Shares Outstanding                             4,424              4,367
                                                      ===============     ==============

Net Income (loss)                                     $          (295)    $          124
                                                      ===============     ==============

Earnings (loss) Per Share                             $         (0.07)    $         0.03
                                                      ===============     ==============





   Primary earnings per share computations are based on the weighted average number of shares outstanding plus common stock equivalents calculated at the monthly average market price per share.

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